Exhibit 10.2
                                   COVER SHEET

                                       to

                         COPYRIGHT AND TRADEMARK LICENSE
                     AND DISTRIBUTION AGREEMENT, dated as of
               September 30, 1999 between Licensor (defined below)
                          and Licensee (defined below)
                      (this cover sheet, together with such
                   Agreement, collectively, this "Agreement")


                               "IN-FLIGHT TETRIS"

1.   LICENSOR:          THE TETRIS COMPANY, L.L.C., a Delaware limited liability
                        company whose registered address in 103 Foulk Road, Suite 202, Wilmington, Delaware 19803, USA.

2.   LICENSEE:          ISES CORPORATION,  an Iowa Corporation,  with offices at
                        2600 72nd Street, Suite C, Des Moines, Iowa 50322, USA.

3.   Effective Date:    September 30, 1999.

4.   Licensed Title:    "IN-FLIGHT TETRIS"

5.   Licensed
     System:            In-Flight Entertainment System

6.   Adapted Game:      The game  program  created  and/or  adapted by  Licensee
                        under  license from  Licensor to permit play of the Game
                        (as defined herein) on the licensed System only.

7.   Licensed
     Territory:         Air Flights

8.   Compensation:      In consideration of the rights granted herein,  Licensee
                        shall pay Licensor as follows:

          (a) Royalty Payments. Licensee shall pay to Licensor royalties of [Confidential treatment has been requested for this portion of this Exhibit] for each Unity (defined herein) of the Adapted Game that has been installed or which, pursuant to one or more executed agreements, is to be installed by Licensee or any sublicense of Licensee. No costs incurred in the manufacture, sale, advertisement, shipment or distribution of the Adapted Game shall be deducted.

          (b) Advance Royalty. Licensee shall pay to Licensor, as an advance against the Royalties described in paragraph 8(a) of this Cover Sheet, [Confidential treatment has been requested for this portion of this Exhibit] Such Advance Royalty payment is not refundable under any circumstances and constitutes a minimum guaranteed royalty to be paid to Licensor by Licensee during the terms of this Agreement for the rights granted to Licensee hereunder. The advance royalty described herein shall be credited against all continuing royalty payments due hereunder by Licensee to Licensor until the advance is exhausted.

          (c) Minimum Volume Guarantee. Licensee guarantees that by the first anniversary of the Effective Date [Confidential treatment has been requested for this portion of this Exhibit].

          (d) Payment Account. All payments to Licensor by Licensee shall be made by wire transfer in U.S. Dollars into Licensor's bank account, at Key Bank, 201 South Warren Street, Syracuse, New York 13202, Account Number 320900052400, Routing Number (ABA No.):
               0213000777. All expenses connected with transferring the payments shall be borne by the Licensee.

9.   Term:              Unless   terminated   earlier  in  accordance  with  the
                        provisions set forth herein, this Agreement shall remain in effect for one (1) year from the date of execution hereof and shall be automatically renewed for up to an additional three (3) one (1) year terms, unless (a)
                        Licensee has ceased distribution of the Adapted Game, or
                        (b) either party notifies the other party, in writing, at least sixty (60) days prior to the end of any such term, of such party's intention that the same be terminated.

10.  Licensor's
     Representative:    BLUE PLANET  SOFTWARE,  INC., a Hawaii  corporation with
                        its business and post office address located at P.O. Box
                        1809, Keaau, HI 96749, is the exclusive representative of Licensor for the purposes of this Agreement.

                        LICENSEE SHALL COORDINATE ANY AND ALL REQUIRED APPROVALS THROUGH LICENSOR'S REPRESENTATIVE. LICENSOR'S REPRESENTATIVE IS TO RECEIVE COPIES OF ALL COMMUNICATIONS BETWEEN THE PARTIES.

11.  Notices:           All notices required or permitted to be given under this
                        Agreement shall be deemed given upon receipt from express air courier services or upon transmission by electronic mail, facsimile, receipt confirmed, or one
                        (1) month after being sent by certified mail, return receipt requested, or upon personal delivery, to the address set forth below, or to such other addresses as the parties shall notify each other of from time to time.


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     If to Licensor:    THE TETRIS COMPANY, L.L.C
                        103 Foulk Road, Suite 202
                        Wilmington, Delaware 19803
                        USA

                 cc:    Henk B. Rogers

            By Mail:    Blue Planet Software, Inc.
                        P.O. Box 1809
                        Keaau, HI 96749
                        USA
                Fax:    (808) 966-6306
             E-mail:    henk@blueplanetsoftware.com


By express mail
(courier services):     Blue Planet Software, Inc.
                        17-196 Meaulu Street
                        Keaau, HI 96749
                        USA
          Telephone:    (818) 966-7225

All matters pertaining to product management/licensing shall be sent as follows:

                        Edward Rogers, Product manager
                        Blue Planet Software, Inc.
                        77 Geary Street, Suite 500
                        San Francisco, CA 94108
                        USA

          Telephone:    (415) 788-5550, Ext. 525
                Fax:    (415) 477-0616


All matters pertaining to product/marketing approvals shall be sent as follows:

                        Marketing Manager
                        Blue Planet Software, Inc.
                        77 Geary Street, Suite 500
                        San Francisco, CA 94108
                        USA
           Telephone:   (415) 788-5550
                Fax:    (415) 477-0616


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                 cc:    Nikolai E. Belikov
                        c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        Nikitsky Pereulok, 5
                        123007 Moscow
                        Russian Federation
                 Fax:   7-095-737-50-50

                 cc:    John I. Huhs, Esq.
                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        125 West 55th Street
                        New York, New York 10019
                        USA
          Telephone:    (212) 424-8182
                Fax:    (212) 424-8500

If to Licensee:         Dean R. Grewell III
                        ISES Corporation
                        2600 72nd Street, Suite C
                        Des Moines, Iowa 50322
                        USA
          Telephone:    (515) 331-0560
                Fax:    (515) 331-3901


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                         COPYRIGHT AND TRADEMARK LICENSE
                           AND DISTRIBUTION AGREEMENT


                               "IN-FLIGHT TETRIS"

     This Copyright and Trademark License and Distribution Agreement is made and entered into as of this 1st day of August, 1999 (the "Effective Date"), by and between Licensor and Licensee (as such terms are defined in the cover sheet to which this Agreement is attached).

                                    RECITALS

     WHEREAS, Licensor holds the exclusive right and license to use, display and exploit the trademark "Tetris," used alone or in combination with a design or logo or other terminology on all countries of the world where the trademark "Tetris" has been registered in its name.

     WHEREAS, Licensor holds the exclusive right and license to use and exploit the copyright for a certain computer software game known as "Tetris" in all countries of the world that are members of, and pursuant to the terms of, the applicable international copyright conventions.

     WHEREAS, Licensee desires to license, on a limited, non-exclusive basis only, the trademark, copyright and certain other rights incident to the game known as "Tetris," pursuant to the terms, conditions and limitations contained herein.

     NOW, THEREFORE, in light of the foregoing, and in consideration of the mutual covenants and conditions herein set forth, the parties agree as follows:

1.   INCORPORATION OF COVER SHEET

     The terms and provisions (including, without limitation, capitalized terms defined therein) of the Cover Sheet (the "Cover Sheet") to which this Agreement is attached are hereby incorporated herein by reference and made a part of this Agreement.

2.   DEFINITIONS

     "Game" shall mean the Original Game known as "TETRIS."

     "Licensed Properties" shall mean the Game, the Adapted Game, the Tetris logo, and any programs, software, design script, audiovisual works, source and object codes therefor, and Licensor's trademarks, copyrights and other rights related thereto.

     "Sublicense," as used herein, refers to a sublicense, approved in writing by Licensor, from Licensee to a third party, of a portion of the rights granted in this Agreement.

     "Unit" shall mean one software copy of the Adapted Game that is operated in conjunction with the Licensed System.

3.   GRANT OF RIGHTS

     Under the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive right and license to:

     (a)  Create the Adapted Game.

     (b) Manufacture, use, sell, reproduce, market and distribute the Adapted Games in the Licensed Territory. Only Licensee shall publish the Adapted Game, unless Licensee has received approval to grant a sublicense to publish the Adapted Game under Section 6 hereof.

     (c) Use and display the names "TETRIS" and "IN-FLIGHT TETRIS" in the manufacture, use, sale, marketing and distribution of the Adapted Game pursuant to Section 3(b) hereof.

4.   RECORDS AND PAYMENT

     4.1 Payment Deadline. Licensee shall make royalty payments to Licensor for sales in such Licensed Territory on a quarterly basis within thirty
          (30) days after the last day of each calendar quarter

     4.2 Delay of Royalty Payment. In case of delay of a royalty payment due to Licensor beyond such thirty (30) day period, Licensee will pay to the Licensor, as liquidated damages, interest on such unpaid amount calculated at a rate per annum of twenty-one percent (21%) for actual days elapsed between the date such amount is due and the date so paid (subject to any applicable usury restrictions).

     4.3 Quarterly Royalty Report. Within thirty (30) days after the end of each calendar quarter, Licensee shall furnish to Licensor written reports separately setting forth the number of Units sold by Licensee and any Sublicensees of Licensee, the monetary amount of sales by Licensee and its Sublicensees during each quarter, and the amount due to Licensor. However, the first royalty report shall cover the time period between the signing of this Agreement and the end of the then current calendar quarter. Royalties paid for the Units that are returned by Licensee's customers may be credited against future royalty payments.

     4.4 Taxes. Licensee is hereby authorized by Licensor to withhold and make payment of, on behalf and for the benefit of Licensor, all taxes, duties or levies the withholding of which may from time to time be required by the government of certain countries, or any agencies thereof, on the royalties due Licensor under this Agreement. Such taxes,



                                     - 2 -
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          duties or levies shall be deducted  from  payments due  Licensor,  and
          Licensee shall, not later than fourteen (14) business days after Licensee's receipt for all such payments made by them on behalf of and for the benefit of Licensor sufficient for Licensor to obtain a tax credit from the tax authorities in the country to which the royalty was paid. Any delay by Licensee in providing such tax receipts to Licensor shall require Licensee to pay Licensor the liquidated damages set forth in Section 4.2 based on the royalty amount involved.

     4.5 Records. In conjunction with this Agreement, Licensee shall keep and maintain full and accurate books and records during the terms of this Agreement and for two (2) years thereafter. These books and records shall include, but not be limited to:

          (a) The number of Units of the Adapted Game produced by Licensee and, if applicable, its Sublicensees;

          (b) The number of Units of the Adapted Game sold by Licensee and, if applicable, its Sublicensees;

          (c) The number of Units of the Adapted Game returned to Licensee and, if applicable, its Sublicensees, for credit or exchange; and

          (d) The total sales amounts of the Adapted Game, including any amounts received or entitled to be received by Licensee, and including total sales by and amounts received or entitled to be received by Licensee from any Sublicensee of Licensee.

          Such documentation shall be in sufficient detail to enable the payments due Licensor to be determined and to permit Licensor to audit such books and records. Licensee shall also require its Sublicensees, if applicable, to maintain books and records with the information listed herein, to permit inspection of such books and records on the same terms as set forth in Section 4.6 herein, and to provide statements to Licensee setting forth the above information for their respective sales, which records are to be preserved by Licensee as part of the books and records to b kept as provided herein.

     4.6 Audit. For the purpose of verifying the correctness of the royalties paid or to be paid by Licensee, Licensor may, not more than once each six (6) month period and once within one (1) year following any breach, expiration or termination of this Agreement, retain on independent certified public accountant to audit those business records of Licensee that relate to the sale, shipment, distribution and approved sublicense, if any, of the Adapted Game, provided that Licensor givens fifteen (15) days written notice prior to an audit following a breach and further provided that all audits are conducted during regular business hours and on Licensee's premises. If any audit uncovers a shortfall in royalties owed to Licensor, Licensee shall immediately pay such shortfall to Licensor plus liquidated damages pursuant to Section 4.2 hereof on the amount


                                     - 3 -
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     past due. if such shortfall  exceeds five percent (5%) o the royalties paid to Licensor during the royalty period(s) in which the shortfall occurred, Licensee shall, in addition, immediately reimburse Licensor the reasonable
     costs  of  the  audit,  including,  without  limitation,   accountants  and
     attorneys fees.

5.   REVERSION OF RIGHTS

     Any sublicense granted under Sections 2.3 and 6 shall provide for automatic termination upon the earlier of the expiration or termination of this Agreement, or twelve (12) months after Licensee and its Sublicensees have discontinued distribution of the Adapted Game. Upon the expiration or termination of this Agreement, all rights granted by Licensor herein shall automatically revert to Licensor, subject to the provisions of Section 12 hereof.

6.   SUBLICENSES

     In the event that it is necessary for Licensee to grant a sublicense to enable it to maximize sales of the Adapted Game, Licensee shall required approval thereof by Licensor by sending a notice of request to Licensor along with a copy of the proposed sublicense agreement and all information about the proposed sublicense that may be relevant to Licensor's evaluation thereof. Licensor's consent, disapproval or request for additional information shall be provided in writing. Each approved sublicense agreement shall provide that the Sublicensee expressly accepts all of Licensee's non-monetary obligations under this Agreement. Licensor shall be provided with a copy of each sublicense agreement as executed, which shall not deviate in any material respect from the proposed draft approved by Licensor. The grant of sublicenses hereunder shall not change any obligations of Licensee hereunder. Consent will not be granted for a third party to publish the Adapted Game. All referenced to and obligations of Licensee in this Agreement shall be deemed applicable to Sublicensees of Licensee. Any agreements with sublicensees not appointed in accordance with the provisions for this Section shall be deemed null and void. Licensee shall be responsible for enforcing its Sublicensees' compliance with all the provisions hereof. Licensee shall indemnify Licensor and hold it harmless from any against any and all losses, damages, costs and expenses, including attorneys fees, arising out of any claims by Licensee's sublicensees against Licensor based on this Agreement or a sublicense. Notwithstanding the foregoing, and without limitation thereof, the Licensee may enter into distributorship agreements for the distribution of the Adapted Game published by Licensee.

7.   QUALITY AND APPROVAL OF ADAPTED GAME

     7.1 Quality. Each and every Adapted Game shall meet the Licensor's standard of quality as determined solely by the Licensor. Licensee shall not sell or distribute any Adapted Game unless and until the same has been submitted to and approved in writing by the Licensor. Licensee shall not knowingly violate any laws or government standards in the manufacture or sale of the Adapted Game.


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     7.2  Approval by  Licensor.  Licensee  shall  promptly  provide to Licensor copies of the Adapted Game in a format mutually agreed upon and any and all creative packaging, marketing and promotional materials for the Adapted Game prior to dissemination. Licensor may specify in writing specific objections it may have to such materials and specify specific changes required. Licensor shall not unreasonably delay the review or evaluation procedures for the Adapted Games or delay or withhold the approval and acceptance of the Adapted Game and all other materials submitted by Licensee.

     7.3 Inspection by Licensor. Licensor shall have the absolute and unqualified right, at any time, to request samples of and inspect the Adapted Game (including any promotional materials) to ensure they meet Licensor's standard of quality.

8.   RIGHTS

     8.1 Ownership. Licensee acknowledged that Licensor and Licensor's licensors have the exclusive right, title and interest in the Game and the Adapted Game, including all copyrights thereto, and to the trademarks "TETRIS" and "IN-FLIGHT TETRIS," and all rights thereto, and it agreed that it will not at any time do or cause to be done any act or thing contesting or in any way impairing or intending to impair any part of such right, title and interest of Licensor and Licensor's licensors. Other than as provided in this Agreement, Licensee shall not in any manner represent that it has any ownership or interest in the Game. Notwithstanding anything to the contrary contained herein, the Licensor acknowledges that any and all animated or other type of characters appearing in or around the Adapted Game, as well as all original music and other original elements (collectively the "Licensee's Original Elements") incorporated into the Adapted Game by Licensee, or that otherwise appear on any packaging for the Adapted Game (other than the Tetris logo and other Licensed properties), including the source code and all object code containing and displaying the Licensee's Original Elements, shall remain the property of Licensee and its licensors, when displayed separately from the Adapted Game. Licensee acknowledges that the source code and the object code for the Adapted Game containing and displaying the Game and the other Licensed Properties shall remain the property of Licensor and the Licensor's licensors.

          Nothing contained herein shall be construed as an assignment or grant of any right, title or interest in or to the Game or the Adapted Game, or the trademarks "TETRIS" and "IN-FLIGHT TETRIS," or the goodwill attached thereto, it being specifically understood that all rights with respect thereto are reserved by Licensor. Licensee recognizes that the licensed Properties communicate to the public a reputation for high standards of quality and service. Licensee shall not use the Licensed Properties in connection with any illegal, illicit or immoral activity, or in any manner that would be inconsistent with or damaging to Licensor's name and reputation.


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     8.2  Trademarks

          (a) Licensee agrees to affix or apply to all Adapted Games offered for sale pursuant to this License Agreement, on all disks or other media, initial screen displays packages, written advertisements, promotional items and other materials, the trademark "IN-FLIGHT TETRIS" and a trademark notice in the form set forth in Appendix A hereto.

          (b) Licensee agrees not to use the trademarks "TETRIS," "IN-FLIGHT TETRIS" or any name confusingly similar thereto in any way except in connection with the Adapted Game or in the promotion thereof, except that fair reference may be made to "TETRIS" and "IN-FLIGHT TETRIS" in informational materials about Licensee or its business, provided that such reference is in the same type-face as the surrounding text, and provided that "(R)" follows each reference to "TETRIS" and a "(TM)" follows each reference to "IN-FLIGHT TETRIS" unless Licensor gives its written consent to any other use.

          (c) Nothing contained in this Agreement shall in any way be deemed to apply to any trademarks held by Licensor other than the marks "TETRIS" "IN-FLIGHT TETRIS." Licensor expressly retains the exclusive right in and to all of its trademarks as against Licensee and any other persons.

          (d) Licensee agrees that it has or will acquire no right in Licensor's trademarks, or in the trademarks "TETRIS" or "IN-FLIGHT TETRIS," by virtue of its performance under this Agreement, except for the limited rights of use as provided by this Agreement. nothing in this Agreement shall limit Licensee's rights in any names or marks created or used by Licensee in connection with marketing the Adapted Game. Licensee agrees not to use marks or names that infringe any of Licensor's rights in any marks or names.

9.   REPRESENTATIONS AND WARRANTIES

     9.1 Authorization. Each party hereby represents and warrants to the other that it is duly existing under applicable laws, is duly authorized to execute this Agreement, has taken all proper corporate action necessary to render this Agreement binding and enforceable and has full powers and authorities to enter into this Agreement and to perform its obligations under this Agreement. Each party further represents and warrants to the other that its proper authorized agents, officers and/or directors have reviewed, understood, approved and ratified this Agreement, including all of its terms and conditions, and that its duly authorized representatives have executed this Agreement.

     9.2 Rights. Licensor hereby represents and warrants: (a) that it has the sole right to grant licenses in and to the Adapted Game (except for all portions of the Adapted Game not originating from the Original Game known as "TETRIS" and developed or acquired


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          by Licensee)  throughout the Licensed  Territory;  (b) that it has not assigned or impaired the Adapted game (except for all portions of the Adapted Game not originating from the Original Game known as "TETRIS" and developed or acquired by Licensee); (c) that it has not licensed the Adapted Game to any third party for use on the Licensed System in the Licensed Territory; (d) that it has the sole and exclusive rights to grant each and every right herein granted; and (e) that the Adapted Game (except for all portions of the Adapted Game not originating from the Original Game known as "TETRIS" and developed or acquired by Licensee) does not infringe any rights of third parties.

     9.3 No Infringement of Third Parties. Licensee and/or its Sublicensee(s) represent and warrant that all portions of the Adapted Game not originating from the Original Game known as "TETRIS" and developed or acquired by Licensee and/or its Sublicensee(s) shall not infringe any rights of any third parties.

     9.4 Exceptions. Licensor's representations and warranties in Section 9.2 shall not apply: (a) in countries where Licensor's licensors do not possess a registration of the trademark "TETRIS" in the trademark class including the Licensed System and the Adapted game; and (b) in countries that are not members of the applicable international copyright conventions.

     9.5 Mutual Indemnification. Each party hereby agrees to indemnify and hold the other party harmless against any and all losses, claims, damages, liabilities, costs and expenses, including legal expenses and reasonable attorneys fees, arising out of any breach by such party of any obligation, representation or warranty in this Agreement.

     9.6 Infringement by Adapted Game. If any claim is asserted against Licensor or Licensee alleging that the Adapted Game constitutes an infringement of another's alleged rights, then the party with knowledge of such a claim shall promptly notify the other party.
          Licensor has the initial right to defend such an action at its own expense. If Licensor chooses not to defend, Licensee may, at its option, defend the action at its own expense. Each party shall give the other reasonable assistance and cooperation in any such legal action.

10.  INFRINGEMENT

     10.1 Notice. Licensee shall notify Licensor immediately of any infringement or counterfeit of the Licensed Properties that becomes known to Licensee. Licensor shall advise Licensee in writing within thirty (30) days of receipt of notice thereof whether Licensor desires to proceed with respect to each such infringement or counterfeit at Licensor's own expense.

     10.2 Prosecution of Infringement Claims. If Licensor chooses to proceed, it shall bear the costs and expenses thereof and retain all recoveries. Licensee agrees to cooperate fully with Licensor in the prosecution of any infringement claims and, at Licensor's



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          expense,   will  supply   Licensor  with  such   documents  and  other
          information as it may reasonably request. All recoveries obtained by Licensor in such action shall be retained by Licensor.

     10.3 Option of Licensee to Prosecute. If Licensor chooses not to proceed or does not respond within the thirty (30) day period, Licensee shall have the right to prosecute any infringement of the Adapted game occurring in the Licensed Territory, provided that Licensee shall notify Licensor of its intention to bring any action at least fifteen
          (15) days before bringing the action. Licensee shall bear the costs and expenses of prosecuting the action. All recoveries obtained by Licensee in such action shall be retained by Licensee. Licensor agrees to cooperate fully with Licensee in the prosecution of any infringement claims and, at Licensee's expense, will supply Licensee with all documents and other information as it may reasonably request as reasonably necessary to the action.

11.  TERM AND TERMINATION: SURVIVAL

     11.1 Bases for Termination.

          (a) Material Breach. Either party may terminate this Agreement immediately if the other party commits a material breach of this Agreement and fails to remedy the breach within sixty (60) days after written notice of such breach is given by the first party, specifying in writing such breach and, if possible, detailing steps necessary to cure the breach.

          (b) Bankruptcy/Insolvency. If either party becomes insolvent, files a voluntary petition for bankruptcy or ceases to do business, the other party, at its option, may terminate this Agreement upon thirty (30) days' notice.

          (c)  Discontinuance of  Distributions.  This Agreement shall terminate
               automatically   twelve  (12)  months   after   Licensee  and  its
               Sublicensees have discontinued distribution of the Adapted Game.

     11.2 Licensed Properties. Upon the expiration or termination of this Agreement, Licensee:

          (a)  Will cease all use of the Licensed Properties;

          (b) Will not disclose to any third party any aspects of the licensed Properties not publicly known or available to third parties; and

          (c) Will return, without making any copies, any and all writings, drawings, models, data and other materials and things to Licensor that constitute or relate to or disclose any aspects of the Licensed Properties that are not publicly known and that were provided by Licensor directly or indirectly to Licensee.

               However, Licensee may continue to use the Licensed Properties in connection with the sale of Adapted Games on hand at the expiration or termination of this Agreement as specified in
               Section 12.2.

     11.3 Survival of Certain Provisions. Paragraphs 8, 10 and 11 of Cover Sheet, and Sections 4, 5, 8, 9, 10, 11, 12, 13 and 14 shall, in accordance with their terms, survive the termination of this Agreement.

12.  DISPOSAL OF INVENTORY

     12.1 Inventory   Report.   Upon  the  expiration  or  termination  of  this
          Agreement, Licensee shall provide Licensor within thirty (30) days thereof an itemized statement specifying the quantity of Adapted Games on hand.

     12.2 Inventory Disposal. Upon the expiration or termination of this Agreement, other than by default by Licensee, Licensee shall have a period of one hundred eighty (180) days ("Initial Inventory Disposal Period") following such expiration to sell any unsold Adapted Games. Within thirty (30) days after the end of such Initial Inventory Disposal Period, Licensee shall provide Licensor with a second, itemized statement specifying the quantity of unsold Adapted Games still on hand. Within thirty (30) days after receipt of such second report, Licensor shall notify Licensee of its desired disposition of the Adapted Games still on hand, which shall be one of the following:
          (a) that the Adapted Games are to be destroyed by Licensee within thirty (30) days of such notification; or (b) that Licensee shall be given an additional ninety (90) days ("Final Inventory Disposal Period") in which to sell such Adapted Games still on hand. If any Adapted Games still remain on hand at the end of such additional ninety (90) day period, such Adapted Games shall be destroyed by Licensee within thirty (30) days of the end of such Final Inventory Disposal Period. All provisions of this Agreement shall apply to the Adapted Games sold during the Initial and Final Inventory Disposal Periods.

     12.3 Continuation of Agreement. Except to permit the sale of Adapted Games on hand at the expiration or termination of this Agreement, the Initial and Final Inventory Disposal Periods are not to be considered as extensions of the term of this Agreement. However, as set forth in Sections 11.3, 12.1 and 12.2 herein, Licensee may continue to use the Licensed Properties in connection with the sale of the Adapted Games during the Initial and Final Inventory Disposal Periods.

13.  PROPRIETARY INFORMATION

     13.1 Proprietary Information. Licensor and Licensee acknowledge that all the following information constitutes confidential and proprietary information of the party who discloses it ("Proprietary Information"):

          (a) Any information disclosing any of the business practices of the disclosing party, including, without limitation, customer lists, pricing and marketing practices, licensing revenue, and relationships with customers;

          (b) Any information embodied in software code, which is delivered by one party to the other in connection with this Agreement;

          (c)  The Licensed Properties, to the extent not publicly known; and

          (d)  All of the terms and conditions of this Agreement.

     13.2 Confidentiality. Each party acknowledges that the Proprietary Information has been delivered to it by the disclosing party only for the limited purposes set forth hereunder, and that the unauthorized disclosure of any of the Proprietary Information will harm the disclosing party. Each party will keep all Proprietary Information confidential, will not disclose it or permit it to be disclosed in any form to any person or entity other than as permitted hereunder, and will use every reasonable effort to ensure that its employees, agents and other third parties to whom access to the Proprietary Information is given respect the obligations of confidentiality set forth herein. All obligations of confidentiality will survive the expiration or termination of this Agreement. Upon expiration or termination of this Agreement, and upon written request by the disclosing party, the receiving party will return to the disclosing party all writings, drawings, models, data and other materials, constituting or relating to the Proprietary Information obtained from said disclosing party. This does not apply to information otherwise publicly available or obtained independently of the relationship created by this Agreement.

     13.3 Remedies. Each party acknowledges and agrees that disclosure or unauthorized use of the Proprietary Information of the disclosing party by the receiving party, its employees, agents and contractors, would cause the disclosing party irreparable harm for which its remedies at law will be inadequate; and the disclosing party will have the right, in addition to any other remedies available to it, to seek immediate injunctive relief to enjoin any breach or threatened breach of the receiving party's obligations of confidentiality set forth in this Section 13.

14.  GENERAL PROVISIONS

     14.1 Governing Law. This Agreement shall be governed by, subject to and construed under the laws of the State of New York, USA, without regard to such state's conflicts of laws rules. Unless waived by Licensor in writing for the particular instance, the sole jurisdiction and venue for actions related to the subject matter hereof shall be the U.S. Federal District Court for the Eastern District of New York.

     14.2 Damage Limitation. Neither party shall be liable to the other for any indirect, special, consequential or incidental damages, whether such claims arise in tort or contract, even if such party shall have been advised of the possibility of such damages.

     14.3 Waiver. No waiver of any right, obligation or default shall be implied, but must be in writing, signed by the party against whom the waiver is sought to be enforced. One or more waivers of any right, obligation or default shall not be construed as a waiver of any subsequent right, obligation or default.

     14.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties relating to the subject matter thereof. All prior negotiations, representations, agreements and understandings are superseded by this Agreement. Neither party shall be bound by any definition, condition, warranty, representation, modification, consent or waiver other than as expressly stated herein unless it is set forth in writing executed by the party to be bound.

     14.5 Assignment. It is expressly understood that this Agreement shall be freely assignable and transferable by Licensor subject to written notification to Licensee of such assignment or transfer. It is further understood that the license granted herein is personal in nature and, without the written consent of Licensor, shall not be assignable to a third party by any action of Licensee or by operation of law, and any attempt by Licensee to so assign this Agreement without such consent shall be null and void and shall terminate this Agreement.

     14.6 Force Majeure. The obligations of Licensee and Licensor hereunder, except for the payment of royalties, are subject to and contingent upon the absence of interferences or interruptions, such as strikes, riots, war, invasion, fire, explosion, accident, earthquakes, delays in carriers, acts of God and all other delays beyond the parties' reasonable control, and any interference with an obligation of either of the parties by any such reason shall not be deemed a breach thereof.

     14.7 No Joint Venture. The parties, by this Agreement, do not intend to create a partnership, principal/agent, master/servant or joint venture relationship, and nothing in this Agreement shall be construed as creating such a relationship between the parties. Neither party nor its agents or employees are the representatives of the other party for any purpose except as expressly set forth in this Agreement, and neither party has the power or authority as agent, employee or any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

          IN WITNESS WHEREOF, this Agreement was executed by the parties as of the day and year first above written.

     THE TETRIS COMPANY, L.L.C. (Licensor)

     By: /s/
         -------------------------------
         Maryann S. Huhs
         Managing Director


     ISES CORPORATION (Licensee)

     By: /s/
         -------------------------------
         Dean R. Grewell III
         President

                                   APPENDIX A

     The full Copyright and Trademark Notice for In-Flight Tetris:

     Tetris(R); (C)Elorg 1987
     In-Flight Tetris(TM); (C)Elorg 1999
     Tetris Logo by Roger Dean; (C)The Tetris Company 1997
     All Rights Reserved
     Original Concept & Design by Alexey Pajitnov
     Tetris(R) and In-Flight Tetris(TM) licensed to The Tetris Company and sublicensed to ISES Corporation

     The short Copyright and Trademark notice for In-Flight Tetris:

     Tetris(R); (C)Elorg 1987. In-Flight Tetris(TM); (C)Elorg 1999 Tetris Logo by Roger Dean; (C)The Tetris Company 1997
     All Rights Reserved

     In addition, Licensee shall ensure that the Tetris logo, which logo shall be provided by Licensor to Licensee separately, appears in a prominent place on all packaging for the Adapted Game.